Exhibit 99.3

HONEYCOMB’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Honeycomb’s financial condition and results of operations should be read in conjunction with the Battery Group of Global Graphene Group, Inc. Combined Carved-Out unaudited interim financial statements for the nine months ended September 30, 2023 and 2022 and Combined Carved-Out historical audited annual financial statements for the years ended December 31, 2022 and 2021, and, in each case, the related notes. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Honeycomb’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in other parts of this proxy statement.

Except where the context otherwise requires or where otherwise indicated, references in this section to the terms “Honeycomb,” “we,” “us,” “our,” “our Company” and “our business” refer, prior to the Restructuring (as defined below), to the battery group of Global Graphene Group, Inc. (“G3”) together with its consolidated subsidiaries, and after the Restructuring, to the Combined Company (as defined below) together with its consolidated subsidiaries.

G3 converted Honeycomb into an independently operated company in connection with the closing of the business combination with Nubia Brand International Corp. (“Nubia”)) on February 2, 2024, pursuant to the Merger Agreement, dated as of February 16, 2023, as amended by Amendment No. 1 thereto, dated August 25, 2023, by and among Nubia, Honeycomb Battery Company (“HBC”) and Nubia Merger Sub, Inc. (“Merger Sub”), as the same has been amended, modified, supplemented or waived from time to time (the “Merger Agreement”). This process (referred to herein as the “Restructuring”) involved (i) the transfer from G3 to HBC of all real property, personal property and equipment, contracts and agreements of G3 related to the Battery Business (this included all battery-related patents and patent applications held by G3, of which there are in excess of 520; (ii) execution by G3 and HBC of the Supply and License Agreement, under which G3 will sell to and supply from time to time HBC certain graphene and graphite products and G3 will provide to HBC a non-exclusive license to certain G3 patents, technology and know-how relating to graphene production to make and have made graphene materials for HBC’s own needs; (iii) assignment of all G3 employees fully dedicated to the Battery Business; and (iv) execution by G3 and HBC of the Shared Services Agreement, pursuant to which, among other things, G3 will continue to provide Honeycomb with certain operational and other support services, including assigning certain employees to work for Honeycomb to provide support to Honeycomb’s operations and sending its employees to Honeycomb on a short-term basis to provide support, and sharing the use of certain equipment, administrative office space, production space, laboratory space and loading space.

Forward Looking Statements

All statements other than statements of historical facts contained in this report, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, objectives, and financial needs.

Overview

HBC is a wholly-owned subsidiary of G3, which was formed in February 2016 as a holding company for various graphene and battery-related companies. G3 is engaged in research and development activities related to the production and application of graphene and graphene-enabled technologies, including but not limited to battery and electric conductivity applications, thermal management, corrosion control, rubber composites and others. The core business of G3 is the HBC battery business. In connection with the business combination contemplated under the Merger Agreement, G3 has, or will, contribute all the assets held by G3 with respect to the battery business to HBC. Honeycomb is essentially an advanced materials and battery technology enterprise, focused on the development and commercialization of next-generation battery technologies. As of September 2023, G3 held over 520 patents and patent applications related to batteries and battery components, which have been or will be transferred to HBC as part of the Restructuring. G3 has converted Honeycomb into an independently operated company as a part of the Restructuring.

The Business Combination

On February 16, 2023, Nubia entered into the Merger Agreement, by and among Nubia, HBC, and Merger Sub, which, among other things, provides for the merger of Merger Sub with and into HBC, with HBC surviving such merger as a wholly owned subsidiary of Nubia (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”). Following the consummation of the Transactions on February 2, 2024, Nubia changed its name to Solidion Technology, Inc. The new public entity following the consummation of the Transactions is referred to herein as the “Combined Company.” The business combination is anticipated to be accounted for as a reverse recapitalization. HBC will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning that Honeycomb’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, Nubia will be treated as the acquired company for financial statement reporting purposes. See our disclosure entitled “Unaudited Pro Forma Condensed Combined Financial Information for a discussion of significant changes in the Combined Company’s future reported financial position and results.

As a result of the business combination, the Combined Company will become the successor to an SEC-registered and Nasdaq-listed company, which will require the Combined Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. In addition, following the business combination, we expect that our research and development and other expenses will continue to increase as we expand our product offerings and market our products. See “— Liquidity and Capital Resources.”

Basis of Presentation

We currently conduct our battery business through one operating segment. Historically-speaking, as a research and development company with minimal commercial operations, our activities to date have been limited and were conducted primarily in the United States, although we do have one office in Taiwan that is dedicated to research and development. Our historical results are reported under U.S. GAAP and in U.S. dollars. The combined carved-out financial statements have been derived from the accounting records of G3 to include the assets, liabilities, revenues and expenses of the battery business, which includes two subsidiaries, HBC and Angstron Energy Company, Inc. (“AEC”), assets of G3 to be contributed to HBC by G3 and select and certain allocated expenses of G3 in connection with our restructuring.

Key Factors Affecting Our Performance

We have historically been a research and development company. We believe that our future performance and success depends on several factors that present significant opportunities for us but also pose significant risks and challenges, including those separately discussed in our “Risk Factors” disclosure.

In addition to meeting our continued development and marketing goals, future growth and demand for our products is highly dependent upon market acceptance of our products.

As a development-stage company, HBC has not yet generated significant revenues through production of our products. The revenue we have generated to date has primarily come from evaluation-quantity product sales.

Achieving commercialization of our next generation EV battery technologies will require us to make significant capital expenditures to scale our production capacity of battery component parts. The capacity and timing of our future manufacturing requirements, and related capital expenditures, remain uncertain and will depend on a variety of factors including research and development timeline, availability of equipment, installation and funding.

The COVID-19 pandemic affected our operations through the loss of personnel which resulted in the delay of our research and development and the commercialization of our products.

Components of Our Results of Operations

We have been a research and development stage company and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or projected results of operations.

Net Sales

We have historically generated minimal revenues from evaluation-quantity product sales.

Cost of Goods Sold

Cost of goods sold consists primarily of materials, direct labor, and related overhead costs.

Operating Expenses

Our significant operating expenses include (i) salaries, benefits and payroll taxes and other related personnel costs, (ii) rent and utilities; (iii) professional fees, which include primarily legal fees and accounting, (iv) repairs and maintenance with respect to our equipment, (v) supplies, and (vi) depreciation and amortization.

Results of Operations

Comparison of the Nine Months Ended September 30, 2022 and 2023

	Nine Months Ended September 30,		Change
	2022	2023	($)	(%)
Net Sales	$16,636	$1,615	(15,021)	(90)%
Cost of goods sold	166	—	(166)	(100)%
Gross profit (loss)	16,470	1,615	(14,855)	(90)%
Operating expenses:
Wages, benefits and payroll taxes	1,825,326	2,194,305	368,979	20%
Rent	30,522	36,285	5,763	19%
Professional Fees	261,599	672,606	411,007	157%
Repairs and Maintenance	119,822	38,607	(81,215)	(68)%
Utilities	89,273	79,012	(10,261)	(11)%
Supplies	238,965	167,571	(71,394)	(30)%
Travel	8,930	9,790	(860)	(10)%
Dues and Subscriptions	52	2,100	2,048	NM
Depreciation and amortization	472,940	456,681	(16,259)	(3)%
Other	85,309	44,451	(40,858)	(48)%
Total operating expenses	3,132,738	3,701,408	568,670	18%
Operating Loss	(3,116,268)	(3,699,793)	(583,525)	18%
Other income (expense)
Total other income (expense)	(810)	1,757	2,567	(317)%
Net Loss before income taxes	(3,115,458)	(3,698,036)	(582,578)	19%
Benefit (provision) for income taxes	—	—	—	NM
Net loss	$(3,115,458)	$(3,698,036)	(582,578)	19%

NM = not meaningful

Net Sales

Net sales decreased by approximately $15,021, or approximately 90% during the nine months ended September 30, 2023 compared to the same period in 2022. We are a research and development stage company who has not yet begun the commercialization of its products and sales of its products are on an isolated basis.

Cost of Goods Sold

We did not incur any cost of goods sold for the nine months ended September 30, 2023, as cost of goods sold decreased by $10, or 100% compared to the same period in 2022. We are a research and development stage company who has not yet begun the commercialization of its products and sales of its products are on an isolated basis.

Operating Expenses

Our operating expenses increased by approximately $568,670 or approximately 18% for the nine months ended September 30, 2023 compared to the same period in 2022. The increase was primarily attributable to increases in professional fees related to preparation for the business combination and wages, benefits and payroll taxes as vacant positions were filled following the COVID-19 pandemic. The increase was partially offset by reduced costs for depreciation and amortization and repairs and maintenance.

Comparison of the Year Ended December 31, 2021 and 2022

	Year Ended December 31,		Change
	2021	2022	($)	(%)
Net Sales	$10,396	$19,036	8,640	83%
Cost of goods sold	20,863	2,934	(17,929)	(86)%
Gross profit (loss)	(10,467)	16,102	26,569	(254)%
Operating expenses:
Wages, benefits and payroll taxes	2,093,139	2,528,120	434,981	21%
Marketing & advertising	921	1,079	158	17%
Rent	38,856	35,937	(2,919)	(8)%
Professional Fees	234,873	204,157	(30,716)	(13)%
Repairs and Maintenance	153,585	132,970	(20,615)	(13)%
Utilities	93,487	115,726	22,239	24%
Supplies	181,992	261,273	79,281	44%
Travel	17,405	16,473	(932)	(5)%
Dues and Subscriptions	2,253	115	(2,138)	(95)%

Depreciation and amortization	657,182	606,911	(50,271)	(8)%
Other	355	59,376	59,021	NM
Total operating expenses	3,474,046	3,962,136	488,090	14%
Operating Loss	(3,484,513)	(3,946,035)	(461,522)	(13)%
Other income (expense)
Interest income	2	—	(2)	NM
Other income	12,595	—	(12,595)	NM
Other Expense	2,804	1,178	(1,626)	(58)%
Total other income (expense)	9,793	(1,178)	(10,971)	(112)%
Net Loss before income taxes	(3,474,720)	(3,947,213)	(472,493)	(14)%
Benefit (provision) for income taxes	—	—	—
Net loss	$(3,474,720)	$(3,947,213)	(472,493)	(14)%

NM = not meaningful

Net Sales

Net sales increased by approximately $8,640, or approximately 83% for the year ended December 31, 2022 compared to the same period in 2021. We are a research and development stage company who has not yet begun the commercialization of its products and sales of its products are on an isolated basis.

Cost of Goods Sold

Cost of goods sold decreased by approximately $17,929, or approximately 86%, for the year ended December 31, 2022, compared to the same period in 2021. The decrease was primarily due to reduced donations of products and materials to universities and other research institutions during this period.

Operating Expenses

Our operating expenses increased by approximately $488,090, or approximately 14% for the year ended December 31, 2022 compared to the same period in 2021. The increase was primarily attributable to increases in wages, benefits and payroll taxes as vacant positions were filled following the COVID-19 pandemic. The increase was also due to increased costs of our research and development supplies and repairs and maintenance, and was partially offset by reduced costs for depreciation and amortization and professional fees.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. As of the date of this proxy statement, we have yet to generate sustaining revenue from our business operations and have funded capital expenditure and working capital requirements through equity and debt financing and, to a lesser extent, government grants. Our ability to successfully develop our products, commence commercial operations and expand our business will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

In addition, as discussed in the Summary of Significant Accounting Policies note to the Battery Group of Global Graphene Group, Inc. Combined Carved-Out audited financial statements contained elsewhere in this proxy statement, we have experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about our ability to continue as a going concern. In their report for the year ended December 31, 2022, our auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on generating cash from operations, and the potential of obtaining additional debt or equity financing; however, there can be no assurance we will be successful in these efforts. This concern can be addressed by a business growth plan that includes commercialization of next-generation batteries, which can benefit from access to public capital markets.

We expect our capital expenditures and working capital requirements to increase materially in the near future, as we accelerate our research and development efforts and scale up production operations. Specifically, we expect to deploy a significant amount of capital in acquiring equipment to support the commercialization process of our products. We intend to equip one or more facilities in early 2025 to enable us to produce our next-generation of EV battery technologies in commercial quantities. This will require us to invest significant capital for the equipment installation phase as well as to operate and maintain the facilities going forward. Additionally, increased production of our EV battery technologies will require a significant amount of cash to purchase or manufacture the component materials. As we approach commercialization, we expect our operating expenses will increase substantially on account of increased headcount and other general and administrative expenses necessary to support a rapidly growing company. We believe that our cash on hand following the closing under the Merger Agreement will be sufficient to meet our working capital and capital expenditure requirements through at least March 31, 2024, as we work towards commercialization. We may, however, need additional cash if there are material changes to our business conditions or other developments, including unexpected delays in negotiations with suppliers, supply chain challenges, equipment and contractor availability, competitive pressures, and/or regulatory developments. To the extent that our resources are insufficient to satisfy our cash requirements, we may need to seek commercial equipment lease agreements, additional debt or equity financing. The Combined Company agreed to use commercially reasonable best efforts to raise up to $70 million in equity financing within 30 days of the closing of the Merger in order to meet the two years working capital/overhead requirement of $20 million ($10 million annually) as well as the initial capital equipment outlay of $50 million of the Combined Company. If the financing is not available or if the company is unsuccessful in securing subsidies through the Inflation Reduction Act of 2022, or if the terms of financing are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including by eliminating redundancies, or reducing or delaying our production facility expansion, which may adversely affect our business, operating results, financial condition and prospects.

Cash flows

Comparison of the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30,
	2022	2023
Net cash used in operating activities	$(2,556,486)	$(3,109,495)
Net cash used in investing activities	(174,358)	(172,925)
Net cash provided by financing activities	2,725,413	2,662,796

Comparison of the Year Ended December 31, 2021 and 2022

	Year Ended December 31,
	2021	2022
Net cash used in operating activities	$(2,830,073)	$(2,178,991)
Net cash used in investing activities	(261,501)	(235,694)
Net cash provided by financing activities	3,057,263	3,044,939

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development. We expect our expenses related to personnel, research and development, sales and marketing, and finance and administrative activities to increase as we prepare for being a public company following the Closing.

Our cash flows used in investing activities have been comprised primarily of capitalized patent costs.

We have financed our operations primarily through distributions and net transfers received from our Parent and other affiliates.

Off-Balance Sheet Arrangements

The Internal Revenue Service has placed a federal tax lien on all the property and rights to property belonging to our Parent, which would include our assets. The lien relates to unpaid federal income taxes for 2017. Inclusive of interest, the balance owed is approximately $1,740,000 as of December 2023. Since the federal tax lien was not released prior to the closing of the business combination, 200,000 holdback shares of the Combined Company (the “Holdback Shares”) were not issued at the closing of the business combination. Upon the release of the tax lien with no further liability to G3, the Combined Company or any of their respective assets, the Holdback Shares, less any Holdback Shares that are forfeited to satisfy G3’s indemnification obligations to the Combined Company, shall be issued to the shareholders of HBC prior to the closing of the business combination.

Critical Accounting Policies

Honeycomb’s combined carved-out financial statements are prepared in accordance with GAAP. The preparation of these combined carved-out financial statements requires Honeycomb to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Honeycomb evaluates its estimates and assumptions on an ongoing basis. Estimates are based on historical experience and various other assumptions that Honeycomb believes to be reasonable under the circumstances. Actual results could differ from these estimates.

Honeycomb’s critical accounting policies are those that materially affect its financial statements and involve difficult, subjective, or complex judgments by management. A thorough understanding of these critical accounting policies is essential when reviewing Honeycomb’s financial statements. Honeycomb believes that the critical accounting policies listed below involve the most difficult management decisions because they require the use of significant estimates and assumptions as described above.

The combined carved-out operating results of G3 have been specifically identified based on G3’s subsidiary structure prior to the restructuring. The historical costs and expenses reflected in the financial statements include an allocation for certain corporate and shared service functions. Management believes the assumptions underlying the combined carved-out financial statements are reasonable. Nevertheless, the combined carved-out financial statements may not include all of the actual expenses that would have been incurred had Honeycomb operated on a standalone basis during the periods presented and may not reflect the results of operations, financial position and cash flows had Honeycomb operated on a standalone basis during the periods presented. Actual costs that would have been incurred if Honeycomb had operated on a standalone basis would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. Honeycomb may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in the historical results of operations, financial position and cash flows.

Honeycomb has experienced recurring net losses and has generated minimal sales from inception. Prior to the Restructuring, as part of the G3 group of companies, Honeycomb is dependent upon G3 and affiliates for all of its working capital and financing requirements as G3 uses a centralized approach to cash management and financing of its operations. Financial transactions relating to Honeycomb are accounted for in our financial statements through the net G3’s equity account. Accordingly, none of G3’s cash or debt at the corporate level have been assigned to Honeycomb in the financial results. Net G3’s equity represents G3’s interest in the recorded net assets of Honeycomb. All significant transactions between Honeycomb, G3 and affiliates have been included in the financial results. Transactions with G3 and affiliates are reflected in the financial results of G3’s net equity as “Distributions and net transfers with G3 and other affiliates” and in “Net G3’s Equity.” The statements of operations of Honeycomb includes revenues and expenses that are specifically identifiable to Honeycomb plus allocated corporate overhead or other shared costs based on methodologies that management deems appropriate for the nature of the cost. All significant intercompany accounts and transactions between the businesses comprising Honeycomb have been eliminated in the financial statements. G3’s net equity as of September 30, 2023 was $3,647,439 and as of December 31, 2022 was $5,597,576 as compared to $6,687,209 as of December 31, 2021.

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. Accumulated amortization includes impairment charges recognized prior to 2020. Honeycomb assesses the carrying value of its property and equipment for impairment each year. Based on its assessments, Honeycomb did not incur any impairment charges for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021.

Honeycomb depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Building	40 years
Leasehold improvements	15 years
Machinery & equipment	5 years

Depreciation expense of property and equipment was approximately $217,000 and $445,000 for the nine months ended September 30, 2023 and 2022, respectively, and $557,000 and $616,000 for the years ended December 31, 2022 and 2021, respectively.

Patents are carried at cost less accumulated amortization which is inclusive of impairment charges recognized prior to 2020. Successful patent efforts are amortized over the life of the patent, and unsuccessful efforts are expensed. The approved patents are being amortized over a useful life of 20 years. Amortization of the patent costs commences upon patent issuance. The Company assesses the carrying value of its intangible assets for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks including credit risks and foreign currency translation and transaction risks as well as risks relating to the availability of funding sources, and specific asset risks.

The functional currency of our Taiwan operations is the New Taiwan Dollar (NTD). In accordance with FASB ASC Topic 830, Foreign Currency Matters, the financial statements of Honeycomb’s Taiwan operations are translated to U.S. dollars using the exchange rates at the balance sheet dates for assets and liabilities, the historical exchange rate for stockholders’ equity accounts and a weighted average exchange rate for revenue, expenses and gains or losses. Foreign currency translation adjustments are accumulated in a separate component of stockholders’ deficit until the foreign business is sold or substantially liquidated. The foreign currency translation adjustments as of and for the nine months ended September 30, 2023, as well as the years ended December 31, 2021 and 2022, were not material.

Emerging Growth Company Status

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period under the JOBS Act.

Recent Accounting Pronouncements

See Notes to the Battery Group of Global Graphene Group, Inc. Combined Carved-Out interim unaudited financial statements and Notes to the Battery Group of Global Graphene Group, Inc. Combined Carved-Out audited financial statements contained elsewhere in this proxy statement for additional information regarding recent accounting pronouncements.